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                                                                    Exhibit 23.5

[MORGAN STANLEY LOGO]

                  Consent of Morgan Stanley & Co. Incorporated

We hereby consent to the use in the Registration Statement of Tektronix on Form S-4 and in the Joint Proxy Statement/Prospectus of Tektronix and Inet Technologies, which is part of the Registration Statement, of our opinion dated June 29, 2004 appearing as Annex B to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading "Summary," "The Merger - Background of the Merger," "The Merger - Recommendation of the Inet Board; Reasons for the Merger" and "The Merger - Opinion of Morgan Stanley." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1993, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.


                                             MORGAN STANLEY & CO. INCORPORATED


                                             By:  /s/ Anand Balakrishna
                                                  ---------------------------
                                                  Anand Balakrishna
                                                  Vice President


New York, New York
August 26, 2004